EXHIBIT 16.1

January 4, 2013	Grant Thornton LLP 1301 International Parkway, Suite 300 Fort Lauderdale, FL 33323-2874 T 954.768.9900 F 954.768.9908 www.GrantThornton.com

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:   Medical Connections Holdings, Inc.

File No. 333-72376

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Medical Connections Holdings, Inc. dated January 3, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Scott Mager

Partner

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd